Exhibit 10.13



     EMPLOYMENT AGREEMENT dated as of January 13, 1987,

by and between TELECOM PLUS INTERNATIONAL, INC., a New

Jersey corporation (hereinafter referred to as the

"Company"), and STEPHEN R. COHEN (hereinafter referred to

as the "Employee").

           ___________________________________


     The Company and the Employee are parties to an

employment agreement which by its terms expires on

December 31, 1987.

     The Company and the Employee desire to enter into a

new employment agreement which will set forth the terms

and conditions upon which the Employee shall continue to

be employed by the Company and upon which the Company

shall continue to compensate the Employee.  In addition,

the Company and the Employee desire to continue to

reflect in this employment agreement, the agreement (the

"1983 Agreement") between the parties entered into in

December, 1983 with regard to the Employee's entitlement

to certain payments in the event of his termination of employment subsequent to a Change of Control (as herein-

after defined).

     The Company desires to induce the Employee to enter

into, and compensate the Employee for agreeing to, a non-

compete agreement with Siemens Information Systems, Inc.

("SIS").

     NOW, THEREFORE, in consideration of the premises and

of the mutual covenants hereinafter set forth, the

parties hereto have agreed, and do hereby agree, as

follows:

      (1)      EMPLOYMENT: TERM
               ----------------

               1.1  The Company will employ the Employee

in its business and the Employee will work for the

Company therein, as its Chief Executive Officer and

Chairman of the Board for a term of five (5) years

commencing as of January 1, 1988 and ending on December

31, 1992.  Such period, together with the period of any

extension or renewal of such employment is herein

referred to as the "Employment Period".  Such employment

may be terminated by the Company at any time for "cause".

As used in this Agreement, "cause" shall be deemed

limited to the Employee's commission of any act consti-

tuting common law fraud, a felony or other gross malfea-

sance of duty.

      (2)      DUTIES
               ------

               2.1  During the Employment Period, the

Employee shall serve as the Company's Chief Executive

Officer and Chairman of the Board to perform duties of an

executive character consisting of administrative and

managerial responsibilities on behalf of the Company and

such further duties as shall, from time to time, be

reasonably delegated or assigned to him by the Board of

Directors of the Company consistent with the Employee's

abilities.

      (3)      DEVOTION OF TIME
               ----------------

               3.1  During the Employment Period, the

Employee shall expend substantially all of his working

time for the Company; shall devote his best efforts,

energy and skill to the services of the Company and the

promotion of its interests; and shall not take part in

activities detrimental to the best interest of the

Company.

      (4)      COMPENSATION
               ------------

               4.1  For all services to the rendered by

the Employee during the Employment Period, the Employee

shall receive from the Company minimum annual compensa-

tion of Five Hundred Seventy-Seven Thousand Seven Hundred

Dollars ($577,700) during calendar year 1988, payable in

accordance with the Company's customary payroll prac-

tices.  During each calendar year thereafter, Employee's

minimum annual compensation ("Base Salary") shall be

increased by an amount equal to 6% (or such greater

amount as the Company's Board of Directors may determine) of the minimum compensation payable to him during the preceding calendar year.

               4.2  Commencing in the year 1988, the

Employee shall annually receive in addition to the

compensation provided for in Section 4.1, a bonus equal

to 1-1/2% of the pre-tax earnings of the Company during

the preceding calendar year as recorded on the books and

records of the Company in accordance with generally

accepted accounting principles; provided, however, that

such bonus shall not exceed 50% of the Employee's Base

Salary payable during the calendar year such bonus is

paid.  Such bonus shall be paid within 30 days of the

receipt by the Company of the opinion of its independent

certified accountants relating to the financial state-

ments for the period for which such bonus is calculated;

provided, however, that such bonus shall in no event be

paid later than April 30 in any year for which such bonus

is payable.

               4.3  Employee shall also be entitled to

such additional increments and bonuses as shall be

determined from time to time by the Board of Directors of

the Company.

      (5)      USE OF AUTOMOBILE: REIMBURSEMENT OF
               -----------------------------------

EXPENSES
- --------

               5.1  The Employee shall at all times have

the use of a Company owned or leased automobile or, at

Employee's option, Employee shall receive an automobile

allowance for the use of his automobile.  All costs of

such automobile, including lease costs or purchase price,

full maintenance, insurance, gasoline, oil and garaging

shall be paid by the Company.  The Company shall further

pay directly, or reimburse the Employee, for all other

reasonable and necessary expenses and disbursements

incurred by him for and on behalf of the Company in the

performance of his duties during the Employment Period,

including, without limitation, all reasonable expenses

incurred by the Employee for food, lodging and transpor-

tation, if he is required to perform any of his duties

away from his primary places of residence.  For such

purposes, the Employee shall submit to the Company, not

less than once in each calendar month, reports of such

expenses and other disbursements in form normally used by

the Company.

      (6)      DISABILITY
               ----------

               6.1  If, during the Employment Period, the

Employee shall, in the opinion of the Board of Directors

of the Company, as confirmed by competent medical

evidence, become physically or mentally incapacitated

such that Employee is unable to perform his duties for

the Company hereunder for a continuous period, then for

the first twelve (12) months of such period he shall

receive his Base Salary, and for the remainder of such

period he shall receive fifty percent (50%) of his Base

Salary.  In no event is the Employee entitled to receive

any payments under this Paragraph 6.1 beyond the termina-

tion date of this Agreement.  Upon his resumption of full

employment, the Employee shall again receive his full

salary.  If such illness or other incapacity shall endure

for a continuous period of more than seventeen (17)

months, the Company shall have the right, by written

notice, to terminated the Employee's employment hereunder

as of a date (not less than thirty (30) days after the

date of the sending of such notice) to be specified in

such notice; provided, however, that if, prior to the

date specified in such notice, the Employee shall have

resumed full employment, he shall be entitled to continue such employment and to receive his full compensation therefore, and such notice shall be of no effect.  The

Employee agrees to submit himself for appropriate medical

examination to a physician of the Company's designation

as necessary for purposes of this Paragraph 6.1.

               6.2  The obligations of the Company under

this Paragraph 6 may be satisfied, in whole or in part,

by payments to the Employee under disability insurance

provided by the Company, and under laws providing

disability benefits for employees.

      (7)      RESTRICTIVE COVENANT
               --------------------

               7.1  The services of the Employee are

unique and extraordinary and essential to the business of

the Company, especially since the Employee shall have

access to the Company's customer list, trade secrets and

other privileged and confidential information essential

to the Company's business.  Therefore, the Employee

agrees that if his employment hereunder shall at any time

be terminated for any reason whatsoever, the Employee

will not at any time within one (1) year after such

termination, without the prior written approval of the

Company, directly or indirectly, within one hundred fifty

(150) miles of either the New York metropolitan area or

any other metropolitan area in which the Company shall

then conduct substantial operations, engage in any

business activity competitive with the business of the

Company; and further, the Employee agrees that during

such one (1) year period he shall not solicit, directly

or indirectly, any prospective account of the Company who

at the time of such termination was then actively being

solicited by the Company.

               7.2  The Employee agrees not to divulge,

furnish or make available to anyone (other than in the

regular course of business of the Company) any knowledge

or information with respect to confidential or secret

methods, processes, plans or materials of the Company, or

with respect to any other confidential or secret aspect

of the Company's activities.

               7.3  The Employee agrees to communicate

and make known to the Company all knowledge possessed by

him relating to any methods, developments, inventions

and/or improvements, whether patented, patentable or

unpatentable, which concern in any way the business of

the Company, whether acquired by him before or during the

Employment Period; provided, however, that nothing herein

shall be construed as requiring any such communication

where the method, development, invention and/or improve-

ment is lawfully protected from disclosure as the trade

secret of a third party and by any  other lawful bar to

such communications.

               7.4  Any methods, developments, inventions

and/or improvements, whether patentable or unpatentable,

which the Employee may conceive or make along the lines

of the Company's business while in its employ, shall be

and remain the property of the Company.  The Employee

further agrees on request to execute patent applications

based on such methods, developments, inventions and/or

improvements, including any other instruments deemed

necessary by the Company for the prosecution of such

patent application or the acquisition of Letters Patent

of this and any foreign country.

               7.5  Employee shall enter into a non-

compete agreement (the "SIS Non-Compete") with SIS

substantially in the form of Exhibit 7.7 to the Stock

Purchase Agreement dated as of December 31, 19986 by and

between SIS and the Company at the closing of the transactions contemplated by the Stock Purchase Agree-

ment.  Employee shall comply in all respects with the

terms of the SIS Non-Compete.  Employee shall indemnity

the Company for any liability, expense or loss arising

from Employee's breach of the SIS Non-Compete.

      (8)      VACATIONS
               ---------

               8.1  The Employee shall be entitled to

reasonable vacations during each twelve-month period of

the Employment Period, the time and duration thereof to

be determined by mutual agreement between the Employee

and the Company.

      (9)      PARTICIPATION IN EMPLOYEE BENEFIT PLANS
               ---------------------------------------

               9.1  The Employee and any beneficiary of

the Employee shall be accorded the right to participate

in and receive benefits under and in accordance with the

provisions of any pension, profit sharing, insurance,

bonus, deferred compensation, medical and dental insur-

ance or reimbursement (including, but not limited to,

Blue Cross/Blue Shield), or other plan or program of the

Company either in existence as of the date hereof or

hereafter adopted for the benefit of any of its executive

employees.

     (10)      SERVICE AS DIRECTOR
               -------------------

               10.1 During the Employment Period, the

Employee shall, if elected or appointed, serve as a

Director of the Company and/or any subsidiary or affili-

ate of the Company upon such terms as shall be mutually

agreed upon by the Employee and the Company.

     (11)      EARLIER TERMINATION
               -------------------

               11.1 The Employee's employment hereunder

shall automatically terminated upon his death and may

terminated at the option of the Company upon:

                    (a)  the Employee's incapacity as set

forth in Paragraph 6 hereof;

                    (b)  thirty (30) days' prior written

notice to the Employee in the event the Company termi-

nates his employment hereunder for cause as set forth in

Paragraph 1.1 hereof, other than pursuant to subsection

(a) immediately above: or

                    (c)  the Employee's voluntary leaving

     the employ of the Company.

               11.2 Notwithstanding the provisions of

Paragraph 11.1, in order to protect the Employee against

the possible consequences and uncertainties of a Change

of Control of the Company (as hereinafter defined) and

thereby induce the Employee to remain in the employ of

the Company, the Company agrees that:

                    (a)  If the Employee's employment is

terminated by the Company at any time subsequent to a

Change of Control other than for "cause" or if the

Employee voluntarily terminates such employment within

one hundred eighty (180) days subsequent to a Change of

Control (the "Evaluation Period"), then in either such

event, the Company shall pay to the Employee within ten

(10) days after such termination a lump sun payment in

cash in an amount equal to three (3) times the annual

base salary paid to the Employee at the time of such

Change of Control; provided, however, that at the option
                   --------  -------

of the Employee, exercisable upon written notice to the

Company within ten (10) days of termination of employ-

ment, such payment may be paid in equal monthly install-ments over a three (3) year period commencing on the first day of the month immediately following that in

which the Employee's employment was terminated.  For

purpose of this Paragraph 11, in the event the Employee

shall resign from his employment with the Company

subsequent to any change in his title, nature of duties,

employee benefits or working conditions, in each instance

without his prior consent, such resignation shall be

deemed to be a termination of employment by the Company

other than for "cause".

                    (b) All options, warrants and other

rights to acquire shares of capital stock of the Company

(including those of its subsidiaries and affiliates),

whether pursuant to employee benefit plans or otherwise,

which shall have been granted to the Employee prior to a

Change of Control shall fully vest and become immediately

exercisable upon the occurrence of any such Change of

Control.  If subsequent to a Change of Control, the

Employee's employment is terminated by the Company other

than for "cause" or if such employment is voluntarily

terminated by the Employee during the Evaluation Period,

then in either such event, all such options, warrants and rights shall be exercisable by the Employee in accordance with their respective terms, as hereinabove modified,

within thirty (30) days immediately following such

termination and, to the extent not so exercised, shall

thereafter lapse.

               (c) The Company shall pay or reimburse the

Employee for all fees and disbursements of counsel, if

any, incurred by the Employee as a result of the termina-

tion of his employment by the Company following a Change

of Control or his voluntary termination of such employ-

ment during the Evaluation Period (including, without

limitation, those which may be incurred by the Employee

in seeking to obtain or enforce any right or benefit

provided by this Agreement).

               (d) As used in this Paragraph 11, a

"Change of Control" shall be deemed to have occurred if

(i) any "person" (as such term is used in Sections 13(d)

and 14(d) of the Securities Exchange Act of 1934, as

amended (the "1934 Act"), is or becomes the "beneficial

owner" (as defined in Rule 13d-3 promulgated under the

1934 Act), directly or indirectly, of securities of the

Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstand-

ing securities, or (ii) if at any time there shall be a

change in the composition of the Company's Board of

Directors resulting in a majority of such Directors as of

the date hereof no longer constituting such a majority;

provide, however, that in making any such determination
- -------  -------

as to change in composition, there shall be excluded any

change where the new Director was elected by, or upon the

recommendation of, such present majority.

               11.3 Notwithstanding the provisions of

Paragraph 11.1, in the event the Employee's employment

hereunder shall terminate, for death, for "cause" prior

to a Change of Control or for "cause" at any time

subsequent to a Change of Control, the Company, for a

period of one (1) year from the date of termination of

his employment or until the expiration date of this

Agreement, as extended or renewed, whichever is shorter,

shall continue to pay the Employee the compensation

payable hereunder and provide the Employee with all

benefits and perquisites which the Employee is entitled

to receive hereunder prior thereto, including, without

limitation, those specified in Paragraph 5 and 9 hereof.

               11.4 The Employee shall be under no

obligation to mitigate the amount of any payment provided

for under this Paragraph 11 by seeking other employment

or otherwise nor shall such amount be offset by any

compensation which the Employee may receive from future

employment or otherwise.

     (12)      INJUNCTIVE RELIEF
               -----------------

               12.1 The Employee acknowledges and agrees

that, in the event he shall violate any of the restric-

tions of Paragraph 3 and 7 hereof, the Company will be

without adequate remedy at law and will therefore be

entitled to enforce such restrictions by temporary or

permanent injunctive or mandatory relief obtained in an

action or proceeding instituted in the Supreme Court of

the State of New York or any other court of competent

jurisdiction without the necessity of proving damages and

without prejudice to any other remedies which it may have

at law or in equity.

     (13) ASSIGNMENT
          ----------

               13.1 This Agreement, as it relates to the

employment of the Employee, is a personal contract and

the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothe-

cated, except that, if requested by the Company, the

Employee shall devote a portion of his working time for

subsidiaries of the Company serving as a senior executive

officer.  Except as otherwise herein expressly provided,

this Agreement shall inure to the benefit of and be

binding upon the Company and its successors and assigns

including, without limitation, any corporation or other

entity into which the Company is merged or which acquires

all of the outstanding Common Shares, or all of substan-

tially all of the assets, of the Company.

     (14) RIGHT TO PAYMENTS
          -----------------

               14.1 The Employee shall not under any

circumstances have any option or right to require

payments hereunder otherwise than in accordance with the

terms hereof.  To the extent allowed by law, the Employee

shall not have any power of anticipation, alienation or

assignment of payments contemplated hereunder, and all

rights and benefits of the Employee shall be for the sole

personal benefit of the Employee, and no other person

shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Employee.

     (15)      NOTICES
               -------

               15.1 Any notice required or permitted to

be given to the Employee pursuant to this Agreement shall

be sufficiently given if sent to the Employee by certi-

fied mail addressed to him at the following address:

                         1 North Breakers Row
                         Reef Building No. 251
                         Palm Beach, Florida  33480


or at such other address as he shall designate by notice

to the Company, and any notice required or permitted to

be given to the Company pursuant to this Agreement shall

be sufficiently given if sent to the Company by certified

mail addressed to it at 885 Third Avenue, New York, New

York 10022, or at such other address as the Company shall

designated by notice to the Employee.

     (16) GOVERNING LAW
          -------------

               16.1 This Agreement shall be governed by,

and construed and enforced in accordance with, the laws

of the State of New York applicable to agreements made

and to be performed entirely in New York.

     (17)      WAIVER OF BREACH: PARTIAL INVALIDITY
               ------------------------------------

               17.1 The waiver by either party of a

breach of any provision of this Agreement shall not

operate or be construed as a waiver of any subsequent

breach.  If any provision of this Agreement shall be held

to be invalid or unenforceable, such invalidity or

unenforceability shall attach only to such provision and

not in any way affect or render invalid or unenforceable

any other provisions of this Agreement, and this Agree-

ment shall be carried out as if such invalid or unen-

forceable provision were not embodied therein.

     (18) ENTIRE AGREEMENT
          ----------------

               18.1 This Agreement constitutes the entire

agreement between the parties and there are no represen-

tations, warranties or commitments except as set forth

herein, except for the provisions of the 1983 Agreement

which are reflected in, and shall survive, this Agreement and except for the provisions of the Stock Option

Agreement (the "Stock Option Agreement") of even date

herewith between the Company and the Employee which shall

survive this Agreement.  This Agreement supersedes all

prior and contemporaneous agreements, understandings,

negotiations and discussions, whether written or oral, of

the parties hereto relating to the transactions contem-

plated by this Agreement; provided, however, that this

Agreement shall not supersede the 1983 Agreement or the

Stock Option Agreement, provided further, however, that

it is the intention of the parties hereto that this

Agreement shall be interpreted and applied in conjunction

with the terms of any option, warrant or other right now

in existence or hereinafter granted to the Employee to

acquire shares of capital stock of the Company.  In the

event of any conflict, however, the terms of this

Agreement shall govern and prevail.  This Agreement may

be amended only in writing executed by the parties hereto

affected by such amendment.

     IN WITNESS WHEREOF, the undersigned have executed

this Agreement as of the day and year above written.



                         TELECOM PLUS INTERNATIONAL, INC.



                             By: s/s Ira M. Lieberman
                             ------------------------
                             Ira M. Lieberman
                             Executive Vice President

                             By: s/s  Stephen R. Cohen
                             -------------------------
                             Stephen R. Cohen

January 25, 1989









Mr. Stephen R. Cohen

Chairman

TPI Enterprises, Inc.

885 Third Avenue

New York, NY  10022



Dear Mr. Cohen:



          This letter, when countersigned by you where

indicated below, shall constitute an amendment of your

employment agreement dated as of January 13, 1987 with

TPI Enterprises, Inc. (the "Company"), as successor to

Telecom Plus International, (the "Employment Agreement").



          1.   The provisions of Section 4.1 of the

Employment Agreement (relating to incentive compensation) are hereby deleted in their entirety and the following substituted in lieu thereof:



        "4.2  The Company shall pay the Employee for 1988

     a bonus payment of $130,000, net of applicable

     withholding taxes, in recognition of the services

     rendered by the Employee on behalf of the Company

     during the 12-month period ending December 31, 1988

     (the "Bonus Payment").  The Bonus Payment is

     additional compensation to the Employee and not in

     lieu of any other amount to which the Employee is or

     may become entitled pursuant to the terms of this

     Agreement.  This Bonus Payment shall be made to the

     Employee as promptly as practicable after January

     25, 1989.  The Employee shall be entitled to such

     additional bonus payments for subsequent years

     during the Employment Period as shall be determined

     from time to time by the Board of Directors of the

     Company."



          2.   In all other respects, the Employment

Agreement is ratified and confirmed.

          If the foregoing accurately reflects your

understanding with respect to the matters set forth

herein, please indicate your acceptance of, and agreement

to, the foregoing terms by signing in the space provided

below and returning a fully executed copy of this letter

to the undersigned.



Very truly yours,



TPI Enterprises, Inc.

By: /s/ Joseph P. Gowan

- ------------------------

Executive Vice President



Accepted and agreed to:

By: /s/ Stephen R. Cohen

    ---------------------

        Stephen R. Cohen

May 15, 1990







Mr. Stephen R. Cohen

Chairman

TPI Enterprises, Inc.

885 Third Avenue

New York, NY  10022



Dear Mr. Cohen:



          This letter, when countersigned by you where

indicated below, shall constitute an amendment, effective

as of the date hereof, of your employment agreement dated

as of January 13, 1987 with  TPI Enterprises, Inc. (the

"Company"), as successor to Telecom Plus International,

Inc. (the "Employment Agreement").



          1.   The provision of Section 1.1 of the

Employment Agreement (relating to term of employment) are hereby deleted in their entirety and the following substituted in lieu thereof:



               1.1  The Company will employ the

          Employee in its business and the

          Employee will work for the Company

          therein, as its Chief Executive

          Officer and Chairman of the Board for

          a term commencing as of January 1,

          1988 and ending as of December 31,

          1994.  Such period, together with the

          period of any extension or renewal of

          such employment is herein referred to

          as the "Employment Period".  Such

          employment may be terminated by the

          Company at any time for "cause".  As

          used in this Agreement "cause" shall

          be deemed limited to the Employee's

          commission of any act constituting

          common law fraud, a felony or other

          gross malfeasance of duty.

          2.   In all other respects, the Employment

Agreement is ratified and confirmed.

          If the foregoing accurately reflects your

understanding with respect to the matters set forth

herein, please indicate your acceptance of, and agreement

to, the foregoing terms by signing in the space provided

below and returning a fully executed copy of this letter

to the undersigned.

Very truly yours,



TPI Enterprises, Inc.



By:  /s/ Joseph P. Gowan

     ---------------------

     Joseph P. Gowan

     Executive Vice President



Accepted and agreed to:

By:  /s/ Stephen R. Cohen

     ---------------------

         Stephen R. Cohen

December 10, 1992



Mr. Stephen R. Cohen

Chairman

TPI Enterprises, Inc.

Phillips Point

East Tower

777 South Flagler Drive

West Palm Beach, FL  33401



Dear Mr. Cohen:



     This letter, when countersigned by you where

indicated below, shall constitute an amendment, effective

as of the date hereof, of your employment agreement dated

as of January 13, 1987 with TPI Enterprises, Inc. (the

"Company"), as successor to Telecom Plus International,

Inc., as amended by letter agreement dated January 25,

1989 and letter agreement dated May 15, 1990 (the

"Employment Agreement").

     1.   The first sentence of Section 1.1 of the

Employment Agreement (relating to term of employment) is

hereby deleted and the following substituted in lieu

thereof:



          1.1  The Company will employ the

          Employee in its business and the

          Employee will work for the Company

          therein, as its Chief Executive

          Officer and Chairman of the Board for

          a term commencing as of January 1,

          1988 and ending as of December 31,

          1997.



          2.   In all other respects, the Employment

Agreement is ratified and confirmed.



     If the foregoing accurately reflects your under-

standing with respect to the matters set forth herein,

please indicate your acceptance of, and agreement to, the

foregoing terms by signing in the space provided below and returning a fully executed copy of this letter to the undersigned.



Very truly yours,

TPI Enterprises, Inc.



By:  s/s Joseph P. Gowan

     ----------------------

     Joseph P. Gowan

     Executive Vice President



Accepted and agreed to:

By:  s/s Stephen R. Cohen

     -----------------------

        Stephen R. Cohen

                              December 31, 1993







Mr. Stephen R. Cohen

Chairman

TPI Enterprises, Inc.

Phillips Point

East Tower, Suite 909

777 South Flagler Drive

West Palm Beach, FL  33401



Dear Mr. Cohen:



          This letter, when countersigned by you where

indicated below, shall constitute an amendment, effective

as of the date hereof, of your employment agreement dated

as of January 13, 1987 with TPI Enterprises, Inc. (the

"Company"), as successor to Telecom Plus International,

Inc., as amended by letter agreements dated January 25,

1989, May 15, 1990 and December 10, 1992 (the "Employment

Agreement").



          1.   The first sentence of Paragraph 1.1 of the

Employment Agreement (relating to term of employment) is

hereby deleted and the following substituted in lieu

thereof:



          "1.1 The Company will employ the Employee in

     its business and the Employee will work for the

     Company for a term commencing as of January 1, 1988

     and ending as of December 31, 1997.  Effective as of

     March 19, 1993 and throughout the remainder of the

     Employment Period (as defined below), the Employee

     shall have the position and title of Chairman of the

     Board."



          2.   The following Paragraph 1.2 is hereby

added following Paragraph 1.1 of the Employment Agree-

ment:



          "1.2 Subsequent to the Employment Period, the

     Company shall retain the Employee for a period of

     eighteen months as an "employee" and maintain his

     "employment" solely for purposes and as such terms are used in the Company's 1983 Stock Option Plan and

     1984 Stock Option Plan, provided that his employment

     shall no longer be governed by this Agreement (other

     than as provided in Paragraphs 1.2 and 20.1 hereof)

     and he shall have no duties during such service

     other than any he may agree to.  During such eigh-

     teen-month period, the Company shall have no obliga-

     tion to pay the Employee more than a nominal amount

     or to provide any employee benefits other than to

     maintain the continued exercisability of his stock

     options.  Notwithstanding the foregoing, if Employ-

     ee's employment is terminated for cause (as defined

     in Paragraph 1.1 of the Employment Agreement) during

     the Employment Period, the eighteen-month period re-

     ferred to above shall instead be six months."



          3.   The provisions of Paragraph 2.1 of the

Employment Agreement are hereby deleted in their entity

and the following substituted in lieu thereof:



          "2.1 Effective March 19, 1993 and throughout

     the remainder of the Employment Period, the Employee

     shall serve as Chairman of the Board and perform

     administrative and managerial duties on behalf of

     the Company consistent with such title and such fur-ther duties as shall from time to time be reasonably delegated or assigned to him by the Board of Direc-

     tors of the Company consistent with the Employee's

     abilities."



          4.   The provisions of Paragraph 4.1 of the

Employment Agreement are hereby deleted in their entirety

and the following substituted in lieu thereof:



          "4.1 The Employee shall receive from the Compa-

     ny an annual base salary ("Base Salary") of Six

     Hundred Thousand Dollars ($600,000) during calendar

     year 1994, payable in accordance with the Company's

     customary payroll practices.  During each calendar

     year of the Employment Period thereafter, Employee's

     Base Salary shall be increased by an amount equal to

     5% of the Base Salary paid to him during the preced-

     ing calendar year."



          5.   The fourth sentence of Paragraph 4.2 of

the Employment Agreement is hereby deleted and the fol-

lowing substituted in lieu thereof:



     "The Employee shall be entitled to such additional

     bonus payments for services rendered during 1993 as shall be determined by the Board of Directors of the

     Company.  For services rendered in 1994 and for each

     year thereafter throughout the remainder of the

     Employment Period, the Employee shall be entitled to

     an annual bonus (the "Bonus") which shall be paid no

     later than February 15 of each year beginning Febru-

     ary 15, 1995 with respect to the immediately preced-

     ing year and which shall be calculated as follows:



               (a)  The Bonus for any year (commencing

     with the year beginning January 1, 1994)(the "Bonus

     Year") shall be the amount equal to 3% of the in-

     crease in the Profits (as hereinafter defined) of

     the Company and TPI Restaurants, Inc. ("Restau-

     rants")" (collectively, the "Companies") attrib-

     utable to the Companies' operations for the calendar

     year just ended over the Companies' Profits for the

     prior year excluding any restaurants acquired during

     that year for which the Bonus is being calculated.

     "Profits" shall mean earnings attributable to the

     Companies' operations and shall consist of earnings

     before reductions for interest payments and taxes

     but after reductions for depreciation and shall be

     based on the consolidated earnings of both the

     Company and Restaurants.

               (b)  When calculating the Bonus for any

     Bonus Year for restaurants acquired that year in

     which the Companies have acquired additional restau-

     rants, the Companies shall determine the pro forma

     effect of the acquisition of such restaurants upon

     the Companies' financial statements and Profits for

     the 12-month period immediately preceding the date

     of such acquisition.  The Employee's Bonus with

     respect to the twelve months after the acquisition

     of such restaurants shall be the amount equal to 3%

     of the increase in the Profits over the amount of

     Profits stated in the pro forma financial statements

     referred to in the immediately preceding sentence.

     After each newly acquired restaurant has been in

     operation for twelve months, such restaurant shall

     be included in the bonus calculation for general

     operations of the Companies set forth in Paragraph

     4.2(a) above.



               (c)  In addition to the amounts paid

     pursuant to Paragraphs 4.2(a) and (b) above, the

     Employee shall be paid an additional Bonus amount

     equal to $20,000 for each percentage point increase

     (or portion thereof) in the Companies' same store nominal sales (which shall include menu price in-

     crease) each calculated and payable annually.



               (d)  Notwithstanding anything to the

     contrary in this Paragraph 4.2, the Bonus payable to

     the Employee pursuant to this Paragraph 4.2 for any

     Bonus Year shall not exceed $250,000 in the aggre-

     gate."



          6.   The first sentence of Paragraph 5.1 of the

Employment Agreement is hereby deleted and the following

substituted in lieu thereof:



          "The Employee shall at all times during the

     Employment Period receive the medical benefits as

     provided to him as of December 31, 1993 (provided

     that such benefits are commensurate with those

     provided to senior executives of the Company) and

     shall have the use of a Company owned or leased

     automobile (or, at the Employee's option, the Em-

     ployee shall receive an automobile allowance for the

     use of his automobile) and a driver as those bene-

     fits are provided to him on December 31, 1993."

          7.  The second sentence of Paragraph 7.1 of the

Employment Agreement is hereby amended by inserting

"except as described on Schedule A hereto" after the

phrase "for any reason whatsoever," and by deleting "the

New York metropolitan area" and substituting in lieu

thereof "West Palm Beach, Florida".



          8.  Paragraph 10.1 of the Employment Agreement

is hereby amended by adding the following at the end

thereof:



     "During the Employment Period, the Employee shall be

     a member of the Executive Committee and the Nominat-

     ing Committee of the Board of Directors of the

     Company."



          9.   Paragraph 11 of the Employment Agreement

is hereby amended by adding a new Paragraph 11.4 as set

forth below, and renumbering existing Paragraph 11.4,

11.5:



          "11.4 The Employee may terminate his employment

     with the Company for "Good Reason" at any time and

     if he so terminates his employment, the annual Base

     Salary at the rate in effect on the date of such termination multiplied by the number of years (plus any fraction thereof) remaining in the Employment

     Period shall become due and payable upon such termi-

     nation.  Notwithstanding the foregoing, if the

     Employee's employment is terminated subsequent to a

     Change of Control and the Employee elects to receive

     the payment provided for in Paragraph 11.2(a) hereof

     or under the letter agreement between the Employee

     and the Company dated January 5, 1984 (the "1984

     Agreement"), the Employee shall not be entitled to

     receive payments pursuant to this Paragraph 11.4.



               As used in this Paragraph 11.4, the term

     "Good Reason" shall mean:



                    (i)  proven criminal conduct by any

     of the senior officers of the Companies in connec-

     tion with the operation of the Companies;



                    (ii) any material breach by the

     Companies of any provision of this Agreement, which

     is not remedied within 10 business days after re-

     ceipt by the Companies of written notice from the

     Employee; or

                    (iii)  failure of the Executive to be

     elected to, or removal of the Employee from, the

     Board of Directors of the Companies or the Executive

     Committee or the Nominating Committee of the Company

     during the term of this Agreement, or failure of the

     Employee to be elected to, or removal of the Employ-

     ee from, the position of Chairman of the Board of

     the Company or his existing officer or Board posi-

     tions with any subsidiary of the Companies, and/or

     any material change in the Employee's duties as they

     exist on the date hereof."

          10.  Paragraph 15 of the Employment Agreement

shall be amended to replace the address of the Employee

with the following address:



               "1 North Breakers Row

               The Surf Building No. 361

               Palm Beach, FL  33480"



and to replace the address of the Company with the fol-

lowing address:



               "Phillips Point

               East Tower, Suite 909

               777 South Flagler Drive

               West Palm Beach, FL  33401"



          11.  Paragraph 18.1 of the Employment Agreement

is hereby amended as follows: References to the "Stock

Option Agreement" shall be changed to the "Stock Option

Agreements" and shall be defined as "the stock option

agreement between the Company and the Employee dated as

of August 16, 1989 and the stock option agreement between

the Company and the Employee dated as of January 13,

1992."

          12.  The Employment Agreement is hereby further

amended by adding the following, after Paragraph 18:



     "(19)     Location of Principal Offices.
               -----------------------------



          19.1  From December 31, 1993 throughout the Em-

     ployment Period, the principal offices of the Com-

     pany shall be located within 50 miles of West Palm

     Beach, Florida.  Throughout the Employment Period,

     the Employee shall not be required to work on a

     regular basis outside of the principal offices of

     the Company.



     (20)      Indemnification.
               ---------------



          20.1  From and after Employee's first employ-

     ment by the Company on January 13, 1987, the Company

     shall indemnify, defend and hold harmless the Em-

     ployee from and against all obligations, liabili-

     ties, demands, claims, actions, losses, damages,

     costs and expenses, including, without limitation,

     interest, penalties and attorney's fees (at the

     trial level and/or appellate level) and expenses,

     arising out of or relating to Employee's employment

     with the Company, at any time, and such indemnifica-tion shall be to the fullest extent allowed or provided by law.  The terms of this indemnification

     provision shall survive the termination of this

     Agreement and/or Employee's employment.



     (21)      1993 Payment to the Employee.
               ----------------------------



          21.1  On December 31, 1993, simultaneously with

     the execution and delivery of this amendment, the

     Employee is receiving from the Company a cash pay-

     ment in the amount of $3,150,000 in consideration of

     the Employee's entering into this amendment (includ-

     ing the rendering of future services to the Company

     at a reduced salary).



          21.2  Effective upon the execution and delivery

     of this amendment, the Employee hereby:



               (a)  acknowledges that the Company intends

     to terminate the Company's Nonqualified Retirement

     Plan for Senior Executives (the "Retirement Plan");



               (b)  acknowledges that he shall not be

     entitled to any additional benefits under the Re-

     tirement Plan now or in the future, and

               (c)  releases the Company from all obliga-

     tions and liabilities arising from, under or in

     connection with the Retirement Plan, whether cur-

     rently existing or arising at any time hereafter,

     and hereby releases the Company from all past,

     present and future claims, demands, actions, causes

     of action, liabilities, rights, damages, costs,

     expenses and compensation of every nature whatsoev-

     er, whether direct or indirect, arising from or

     under the Retirement Plan.



          21.3  The payment described in this Paragraph

     21 shall not be considered part of the Employee's

     annual Base Salary for purposes of the calculation

     in Paragraph 11.2(a) of the Employment Agreement or

     in Paragraph 1(a) of the 1984 Agreement."



          In all other respects, the Employment Agreement

is hereby ratified and confirmed.

          If the foregoing accurately reflects your

understanding with respect to the matters set forth

herein, please indicate your acceptance of, and agreement

to, the foregoing terms by signing in the space provided

below and returning a fully executed copy of this letter

to the undersigned.



                              Very truly yours,



                              TPI ENTERPRISES, INC.



                              By:    /s/ J. Gary Sharp

                                     ------------------

                              Name:  J. Gary Sharp

                              Title: President and Chief

                                     Executive Officer



Accepted and agreed to:

  /s/ Stephen R. Cohen

- ------------------------

    Stephen R. Cohen